Exhibit 10.3.1

FIRST AMENDMENT TO GAS PURCHASE AGREEMENT
BETWEEN MARATHON OIL COMPANY AND
ALASKA PIPELINE COMPANY
DATED MAY 1, 1988

WHEREAS, Marathon Oil Company (“Seller”) and Alaska Pipeline Company (“Buyer”) entered into that certain Gas Purchase Agreement dated May 1, 1989 (“the Agreement”);
WHEREAS, Seller and Buyer desire to modify the Agreement for the benefit of both parties;
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties do covenant and agree as follows:
Article 4 of the Agreement shall be amended by adding the following provision to Section 4.4:

(d)
Each time Seller makes an Annual or Final Additional Commitment of Gas under this Section 4.4, Buyer shall promptly seek from the APUC a ruling (“the first request”) that all costs of that Additional Commitment are fully recoverable in the rates of ENSTAR Natural Gas Company. APL shall not be obligated to take any Gas committed under this Section 4.4 unless the APUC rules in advance that all costs of such Gas are fully recoverable in the rates of ENSTAR Natural Gas Company.

i.	If the APUC approves the first request within one year of its filing, the Additional Commitment covered by the first request shall be delivered in accordance with the Agreement.

ii.
If the APUC has not approved the first request within one year of its filing, Seller may, at its option, (1) cancel the Additional Commitment or (2) await the APUC’s decision. If the Additional Commitment has not been cancelled and the APUC approves the first request more than one year after its filing, the Additional Commitment shall be delivered in accordance with the Agreement.

iii.
If the APUC disapproves the first request, Seller may, at its option, (1) cancel the Additional Commitment or (2) within 30 days of the final APUC decision propose a different price or price formula for the Additional Commitment. If Seller elects to propose a different price or price formula for the Additional Commitment, Buyer shall promptly file Seller’s proposal with the APUC and request a ruling (“the second request”) that the costs of the Additional Commitment are fully recoverable in the rates of ENSTAR Natural Gas Company.

iv.
Seller may, after consultation with Buyer, require Buyer to request, as part of any first or second request, that the APUC rule that all costs of the Additional Commitment covered by the request and all costs of all later Additional Commitments are fully recoverable in the rates of ENSTAR Natural Gas Company.

(2)

v.
If the APUC approves the second request within one year of its filing, the price or price formula for the Additional Commitment shall be modified in accordance with the second request and the Additional Commitment shall be delivered in accordance with the Agreement.

vi.
If (1) the Additional Commitment is cancelled under subparagraphs ii. or iii. of this Section 4.4(d), or if (2) the APUC does not approve (or if it disapproves) the second request within one year of filing, or (3) the APUC fails to approve either the first or second request within two years of filing the first request with the APUC:

(a)
Seller shall, at the first occurrence of one of these three events, make a Terminal Commitment of Gas to Buyer. The Terminal Commitment shall be the total of the Additional Commitments previously submitted to but not approved by the APUC. The Terminal Commitment shall be delivered after all Gas previously committed by Seller to Buyer has been delivered. The price of the Terminal Commitment shall be calculated in accordance with the last price formula approved by the APUC but for all other purposes the Terminal Commitment will be treated like the Annual Additional Commitment(s) and/or Final Additional Commitment which it supersedes; and

(3)

(b)
Seller shall have no further right or obligation to commit Gas under this Section 4.4, and Buyer shall have no further right or obligation to take Gas other than Gas committed under Section 4.4(d)vi.(a), the Initial Commitment, and Additional Commitments previously submitted to and approved by the APUC.

IN WITNESS WHEREOF, the parties have executed this Agreement in two (2) originals.

ALASKA PIPELINE COMPANY	MARATHON OIL COMPANY
By: /s/R. F. Barnes	By: /s/Wm. Harper

Its President DATED: 12/20/89	Its Vice President DATED: 12/15/89

(4)